EXHIBIT 4

                                 [LOGO OMITTED]



   THE TRAVELERS INSURANCE COMPANY o ONE CITYPLACE o HARTFORD CT o 06103-3415

                                 A STOCK COMPANY






WE ARE PLEASED TO PROVIDE YOU THE BENEFITS OF THIS ANNUITY CONTRACT.

PLEASE READ ALL ATTACHED FORMS CAREFULLY.



THE CONTRACT IS SUBJECT TO THE TERMS AND CONDITIONS STATED ON THE ATTACHED PAGES, ALL OF WHICH ARE A PART OF IT. THE CONTRACT IS ISSUED IN CONSIDERATION OF THE PURCHASE PAYMENTS.








                        EXECUTED AT HARTFORD, CONNECTICUT




                                    PRESIDENT


THIS IS A LEGAL CONTRACT BETWEEN YOU AND US.           PLEASE READ YOUR CONTRACT
                                                       CAREFULLY.




            FLEXIBLE PREMIUM DEFERRED GROUP VARIABLE ANNUITY CONTRACT

                                  TAX QUALIFIED

ELECTIVE OPTIONS                                               NON-PARTICIPATING



ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE UNDERLYING FUNDS, ARE VARIABLE AND MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.
--------------------------------------------------------------------------------

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                                TABLE OF CONTENTS
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Contract Specifications                                               Page 3-5

Definitions                                                           Page 6-7

Purchase Payments                                                     Page 8

General Contract Provisions                                           Page 8

Valuation Information                                                 Page 10

Transfers Between Underlying Funds                                    Page 10

Transfers from Underlying Funds to Contracts not Issued by Us         Page 11

Transfers from Other Contracts Issued by Us                           Page 11

Transfers to Other Contracts Issued by Us                             Page 11

Transfers from Contracts not Issued by Us                             Page 11

Distributions from the Contract                                       Page 11

Contract Charges                                                      Page 11

Contract Discontinuance Provisions                                    Page 12

Settlement Provisions                                                 Page 12-15
      Variable Annuity
      Fixed Annuity
      Annuity Options

Annuity Tables                                                        Page 16-18



           Any Riders or Endorsements follow the Life Annuity Tables.

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

CONTRACT OWNER     TRUSTEES OF ABC COMPANY

PLAN NAME          ABC COMPANY

CONTRACT NUMBER    [SPECIMEN]
CONTRACT DATE      [09/01/2004]
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PURCHASE PAYMENT/TERMINATION AMOUNTS

Minimum Average Purchase Payment Amount:    [$10,000] per Contract Year

Maximum Purchase Payment Amount:            [$3,000,000 ]without prior approval
                                            by Our Office

Termination Amount:                         [$20,000]


AMOUNTS DEDUCTED ON SURRENDER:

For the purpose of determining the amounts deducted on Surrender, the surrender charge is calculated as a percentage of the Cash Value being surrendered.

             CONTRACT YEAR                        SURRENDER CHARGE
                                      (ON AMOUNTS NOT PREVIOUSLY SURRENDERED)
        [  1 - 2                                         5%
           3 - 4                                         4%
           5 - 6                                         3%
           7 - 8                                         2%
               9 and thereafter                          0% ]


ALLOWABLE DISTRIBUTIONS PRIOR TO CONTRACT DISCONTINUANCE NOT SUBJECT TO AMOUNTS DEDUCTED ON SURRENDER:

Retirement, Separation from Service, loans, hardship withdrawals (as defined by the Internal Revenue Code), death, disability (as defined by the Internal Revenue Code section 72 [m] [7]), minimum distribution (as defined by the Internal Revenue Code), return of Excess Plan Contributions, certain Plan expenses as mutually agreed upon, transfers to an employer stock fund, and annuitization under this contract to another contract issued by Us. Distributions may be in the form of cash payments, Annuity Options or to a deferred Annuity issued by Us.

For distributions subject to amounts deducted on Surrender, the applicable portion of the Cash Surrender Value of Your Account will be paid to satisfy the requested distribution. For allowable distributions not subject to amounts deducted on Surrender, the applicable portion of the Cash Value of Your Account will be paid to satisfy the requested distribution

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------



UNDERLYING FUND TRANSFER CHARGE:    $0.00

We reserve the right to limit the number of transfers in an account between Underlying Funds. The minimum number of transfers allowed would be one in any six-month period.


GUARANTEED INTEREST PERIODS FOR THE FIXED ACCOUNT (IF APPLICABLE):

The initial interest rate for any Purchase Payment is declared each calendar quarter and is guaranteed for twelve months. Each Purchase Payment is placed in a "cell" for accounting purposes. At the end of the twelve month guarantee period, a renewal interest rate will be determined that will not be lower than the minimum interest rate guarantee of 3%. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all future renewal rates will be declared each subsequent January 1 and guaranteed through December 31 of each year.


[Transfers from the Fixed Account, either to the Underlying Funds or to contracts not issued by Us, as described in the Fixed Account Rider (if applicable), may not exceed [20%] per Contract Year of the Cash Value in the Fixed Account valued on each Contract Year anniversary. We reserve the right to modify the amount available for transfer from the Fixed Account to the Underlying Funds available in this contract or to other contracts issued by Us.]

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------


            THE TRAVELERS SEPARATE ACCOUNT QPN FOR VARIABLE ANNUITIES
                                UNDERLYING FUNDS


                       THE TRAVELERS SEPARATE ACCOUNT QPN FOR VARIABLE ANNUITIES
                                           UNDERLYING FUNDS

Capital Appreciation Fund                                           Smith Barney  Allocation Series Inc.
Money Market Portfolio **                                             Smith Barney Balanced Portfolio - Class A *
Federated GNMA Trust - Institutional Service Shares **                Smith Barney Conservative Portfolio - Class A **
Dreyfus A Bonds Plus, Inc. **                                         Smith Barney High Growth Portfolio - Class A
Templeton Growth Fund, Inc. - Class A                                 Smith Barney Growth Portfolio
AIM Equity Funds, Inc.                                                Smith Barney Income Portfolio -  Class A **
  AIM Charter Fund                                                 Smith Barney Equity Funds
  AIM Constellation Fund                                              Smith Barney Social Awareness Fund - Class A
Alliance Variable Product Series Fund, Inc.                        Smith Barney Funds, Inc.
   Premier Growth Portfolio - Class B                                 Short-Term High Grade Bond Fund - Class A **
Delaware Group Premium Fund                                           U.S. Government Securities Fund  - Class A **
   Small Cap Value Series                                          Smith Barney Investment Funds Inc.
Dreyfus Founders Funds, Inc.                                          Investment Grade Bond Fund  - Class A **
   Dreyfus Founders Growth Fund - Class F                             Smith Barney S&P 500 Index Fund - SB Shares
Dreyfus Variable Investment Fund                                   The PBHG Funds, Inc.
   Appreciation Portfolio                                             PBHG Growth Fund - Advisor Class
    Small Cap Portfolio                                            The Alliance Stock Funds
Fidelity Adviser Series I                                             Alliance Growth and Income Fund - Class A
   Advisors Growth Opportunities Fund - Class T                    The Dreyfus/Laurel Funds, Inc.
Greenwich Street Series Fund                                          Dreyfus Disciplined Stock Fund
   Appreciation Portfolio                                          The Travelers Series Trust
   Diversified Strategic Income Portfolio *                           Disciplined Mid Cap Stock Portfolio
Janus Aspen Series                                                    Disciplined Small Cap Stock Portfolio
   Aggressive Growth Portfolio - Service Shares                       Equity Income Portfolio
   Global Life Sciences Portfolio - Service Shares                    Large Cap Portfolio
   Global Technology Portfolio - Service Shares                       Lazard International Stock Portfolio
   Growth and Income Portfolio - Service Shares                       MFS Emerging Growth Portfolio
   Worldwide Growth Portfolio - Service Shares                        MFS Research Portfolio
Neuberger Berman Equity Assets                                        Travelers Quality Bond Portfolio **
   Guardian Assets                                                 Travelers Series Fund, Inc.
   Partners Assets                                                    Alliance Growth Portfolio
Salomon Brothers Variable Series Fund Inc.                            MFS Total Return Portfolio *
   Capital Fund                                                       Putnam Diversified Income Portfolio **
   High Yield Bond Fund **                                            Smith Barney Aggressive Growth Portfolio
   Investors Fund                                                     Smith Barney International Equity Portfolio
   Total Return Fund *                                                Smith Barney Large Cap Value Portfolio
OCC Accumulation Trust                                                Smith Barney Large Capitalization Growth Portfolio
   Equity Portfolio                                                Variable Insurance Products Fund II
                                                                     Contrafund Portfolio - Service Class 2
                                                                     Contrafund Portfolio - Service Class 2


There is a daily asset charge (also known as a mortality and expense risk deduction) of [.00003562] per fund which amounts to an annual deduction of [1.30%], assuming a 365-day year.

The Assumed Daily Net Investment Factor is 1.000081 for all Underlying Funds.

The Underlying Funds marked with an asterisk (*) are considered Competing Funds, and are subject to transfer restrictions as described in the Fixed Account Rider (if applicable). Those marked with two asterisks (**) are not currently considered competing, but may be so in the future based on allowable changes in the fund's investment strategy.

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                                   DEFINITIONS
--------------------------------------------------------------------------------

(A) ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of this contract. An Accumulation Unit exists for each Underlying Fund. The value of this measure is called the Accumulation Unit Value.

(B) ANNUITANT - The person on whose life the Annuity payments are made.

(C) ANNUITY - Payment of income for a stated period or amount.

(D) ANNUITY COMMENCEMENT DATE - The date on which Annuity payments begin.

(E) BENEFICIARY(IES) - The Beneficiary of this contract is the Plan Trustee. Any Beneficiary designated by the Participant(s) or Annuitant(s) shall be maintained by You under the provisions of the Plan.

(F) CASH SURRENDER VALUE - The Cash Value less any amounts deducted on Surrender shown on the Contract Specifications page and any applicable Premium Tax.

(G) CASH VALUE - The value of the Accumulation Units in Your Account less any reduction for administrative charges. Sometimes referred to as "Account Value."

(H) COMPETING FUND - Any investment option under the Plan which, in Our opinion, consists primarily of fixed income securities and/or money market instruments. Competing Funds included in this contract are indicated on the Contract Specifications page.

(I) CONTRACT DATE - The date this contract is issued as shown on the Contract Specifications page.

(J) CONTRACT DISCONTINUANCE - Termination of this contract by Us or by Your Written Request.

(K) CONTRACT YEAR - The twelve-month period beginning with the Contract Date or any anniversary thereof. This may or may not coincide with the Plan year.

(L) DUE PROOF OF DEATH - (i) A copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

(M) EXCESS PLAN CONTRIBUTIONS - Plan contributions including excess deferrals, excess contributions, excess aggregate contributions, excess annual additions, and excess nondeductible contributions that require correction by the Plan Administrator, excluding reversions upon Plan Termination.

(N) FIXED ANNUITY - An Annuity with payments which remain fixed as to dollar amount throughout the payment period.

(O) OUR OFFICE - The home office of the Travelers Insurance Company located at One Tower Square, Hartford, Connecticut 06183- 5030. All correspondence concerning this contract should be sent to the attention of Annuity Services.

(P) PARTICIPANT- An eligible person who is a member in the Plan.

(Q) PLAN - The Plan designated on the Contract Specifications page. We are not a party to the Plan. We do not assume the responsibilities of the Plan Administrator, nor are we bound by the terms of the Plan. All records pertaining to the Plan will be open for inspection by Us.

(R) PLAN ADMINISTRATOR - The corporation or other entity so specified on the application or purchase order. If none is specified, the Plan Trustee is the Plan Administrator.

(S) PLAN TERMINATION - Termination of Your Plan, including partial Plan Termination., as determined by Us.

(T) PREMIUM TAX - The amount of tax, if any, charged by the state or municipality. We will deduct any applicable Premium Tax from the Cash Value either upon Surrender, annuitization, death, or at the time Purchase Payments are made, but no earlier than when We have a tax liability under state law.

(U) PURCHASE PAYMENTS - Payments You make to this contract.

(V) SEPARATE ACCOUNT - The Separate Account shown on the Contract Specifications page which We established under Connecticut Insurance Laws and which purchases shares of the Underlying Funds for this class of contracts and certain other contracts.

(W) SEPARATION FROM SERVICE - The termination or permanent severance of the Participant's employment with the employer for any reason that is a separation from service within the meaning of the Plan. However, termination of a Participant's employment with the employer as a result of the sale of all or part of the employer's business (including divisions or subsidiaries of the employer) will not be considered Separation from Service unless the Participant actually loses his/her job or is not immediately included in a pension or profit sharing plan of the successor employer.

(X) SURRENDER - Funds distributed from the contract for retirement, Separation from Service, loans, hardship withdrawals, death, disability, return of Excess Plan Contributions, payment of certain Plan expenses as mutually agreed upon, Contract Discontinuance, or transfers to other Plan funding vehicles. Such surrenders may or may not be subject to charges.

(Y) SURRENDER DATE - The date We receive Your Written Request for a Surrender.

(Z) UNDERLYING FUND - An open-ended diversified investment management company indicated on the Contract Specifications page which is an underlying investment for the Separate Account.

(AA) VALUATION DATE - The date on which the Separate Account is valued. The Separate Account is generally valued at the close of business on each day that the New York Stock Exchange is open for trading.

(BB) VALUATION PERIOD - The period between successive valuations.

(CC) VARIABLE ANNUITY - An Annuity with payments which vary with the net investment results of the Separate Account.

(DD) WE, OUR, US - The Travelers Insurance Company.

(EE) WRITTEN REQUEST - A written form satisfactory to Us and received at Our Office.

(FF) YOU, YOUR - The contract owner.

(GG) YOUR ACCOUNT - Accumulation Units credited to You under this contract.

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                                PURCHASE PAYMENTS
--------------------------------------------------------------------------------

PURCHASE PAYMENT

The Purchase Payments are the payments You make to this contract. An initial lump sum Purchase Payment must be made to the contract and is due and payable before the contract becomes effective. Each Purchase Payment is payable to Us at Our Office. The minimum Purchase Payment is shown on the Contract Specifications page. We reserve the right to limit the amount of the Purchase Payment which will be accepted.

Net Purchase Payments are that part of the Purchase Payments applied to the contract. The net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax.

ALLOCATION OF PURCHASE PAYMENTS

The initial net Purchase Payment will be applied within two business days after it is received in good order at Our office. Any subsequent net Purchase Payments will be credited to Your Account using the Accumulation Unit Value determined after We receive those payments at Our Office. Each net Purchase Payment will be allocated to the Underlying Funds in the proportion specified by You for this contract. By Written Request, You may change Your choice of Underlying Funds or allocation percentages. The available Underlying Funds to which assets may be allocated are shown on the Contract Specifications page; funds may be subsequently added or deleted.

The net Purchase Payments will be allocated to an account established for You by Us. At Your direction, We will deposit all net Purchase Payments to Your Account, satisfy all distribution requests from this account, and provide periodic reports to You as described in the "Required Reports" provision. You may contact Us at Our Office for information about this contract or Your Account. The Plan Administrator will be responsible for maintaining the individual records for each Participant.


--------------------------------------------------------------------------------
                           GENERAL CONTRACT PROVISIONS
--------------------------------------------------------------------------------

GENERAL

This contract is issued in accordance with sections 401(a) and 401(k) of the Internal Revenue Code.

OWNER

This contract belongs to You. You have sole power while the contract is in force to exercise any rights given in the contract. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Internal Revenue Code.

CREDITOR CLAIMS

No right or benefit to You, the Annuitant or Beneficiary under this contract shall be subject to the claims of creditors or any legal process other than to the extent permitted by law.

CONTROL OF THE CONTRACT

All rights in the contract rest with You, and You are entitled to all amounts held under this contract. You may elect to exercise any options allowed by the contract with respect to Your Account. Elections made under the contract must be made by a Written Request, unless another manner is mutually agreed upon.

THE CONTRACT

The entire contract between You and Us consists of the contract and all attached pages.

CONTRACT CHANGES

The only way this contract may be changed is by a written endorsement signed by one of Our officers.

SUBSTITUTION OF UNDERLYING FUNDS

If it is not possible to continue to offer an Underlying Fund, or in Our judgment becomes inappropriate for the purposes of this contract, we may substitute another Underlying Fund without Your consent. Substitutions may be made with respect to both existing investments and investment of future Purchase Payments subject to applicable law.

INCONTESTABILITY

We will not contest this contract from its Contract Date.

REQUIRED REPORTS

As often as required by law, but at least once in each Contract Year, we will furnish a report to You which will show the number of Accumulation Units credited to this contract in each Underlying Fund and the corresponding Accumulation Unit Values as of the date of the report.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the values or amounts paid under this contract.

NON-PARTICIPATING

This contract does not share in Our surplus earnings, so You will receive no dividends under it.

CONTRACT MODIFICATION

We reserve the right to modify this contract to qualify it under all related laws and regulations which are in effect during the term of this contract. We will obtain the approval of any regulatory authority needed for the modifications.

STATE LAWS

This contract is governed by the law of the state in which it is issued for delivery. We may, at any time, make any changes, including retroactive changes, in this contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which We or You are subject.

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Underlying Funds is not reasonably practicable or it is not reasonably practicable to determine the value of the Underlying Fund's net assets; or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT

We will have exclusive and absolute ownership and control of the assets of the Separate Account. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to such Separate Account shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

                              VALUATION INFORMATION
--------------------------------------------------------------------------------

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited for each Underlying Fund once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment allocated to each Underlying Fund by the corresponding Accumulation Unit Value of that Underlying Fund.

ACCUMULATION UNIT VALUE

The initial value of an Accumulation Unit for each Underlying Fund is set at $1.000000. We determine the value of an Accumulation Unit on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Underlying Fund for the Valuation Period just ended.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of an Underlying Fund from one Valuation Period to the next. The net investment factor for an Underlying Fund for any Valuation Period is equal to the sum of 1.000000 plus the net investment rate.

Each Underlying Fund's net investment rate for a Valuation Period is equal to the gross investment rate for that Underlying Fund less the applicable daily mortality and expense risk deduction. The mortality and expense risk deduction is shown on the Contract Specifications page.

The gross investment rate of an Underlying Fund for a Valuation Period is equal to (1) divided by (2) where

       (1) is:

              (a) investment income; plus

              (b) capital gains and losses, whether realized or unrealized; less

              (c) a deduction for any expenses levied against the Separate Account and its Underlying Funds; and

       (2) is the amount of the net assets at the beginning of the Valuation Period.

The gross investment rate for an Underlying Fund may be either positive or negative. Underlying Fund assets are based on the net assets held in the Underlying Fund. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.


--------------------------------------------------------------------------------
                       TRANSFERS BETWEEN UNDERLYING FUNDS
--------------------------------------------------------------------------------

You may transfer all or any part of Your Cash Value, subject to the restrictions as noted in the Fixed Account Rider (if applicable), from one Underlying Fund to any other Underlying Fund available under Your Plan.

We reserve the right to limit the number of transfers in an account between Underlying Funds. The minimum number of transfers allowed would be one in any six-month period.

Transfers between Underlying Funds will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Underlying Fund. The Number of Accumulation Units will be determined by using the Accumulation Unit Value of the Underlying Funds involved as of the next Valuation Date after We receive notification of request for transfer. Transfers will be subject to any applicable Underlying Fund Transfer Charge stated on the Contract Specifications page.

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          TRANSFERS FROM UNDERLYING FUNDS TO CONTRACTS NOT ISSUED BY US
--------------------------------------------------------------------------------

You may transfer all or any part of Your Account's Cash Surrender Value, subject to the restrictions as noted in the Fixed Account Rider (if applicable), to any contract not issued by Us. Such transfers may be subject to amounts deducted on Surrender as shown on the Contract Specifications page.

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                   TRANSFERS FROM OTHER CONTRACTS ISSUED BY US
--------------------------------------------------------------------------------

Under specific conditions, We may allow You to transfer funds held by You in another group Annuity contract issued by Us to this contract without applying deferred sales charges or surrender charges to the funds being transferred. Once the transfer is complete and We have established an account for You at Your direction, new deferred sales charge or surrender charges may apply to this contract as shown on the Contract Specifications page.

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                    TRANSFERS TO OTHER CONTRACTS ISSUED BY US
--------------------------------------------------------------------------------

Under specific conditions, We may allow You to transfer funds held by You for a Participant in this contract to another contract issued by Us without incurring a deferred sales charge or surrender charge as shown on the Contract Specifications page to the funds being transferred. Once the transfer is complete and We have established a new account for the Participant at Your direction, new deferred sales charges or surrender charges may apply to the new contract in accordance with the provisions of such contract.

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                    TRANSFERS FROM CONTRACTS NOT ISSUED BY US
--------------------------------------------------------------------------------

Under specific conditions, when authorized by state insurance law, We may credit a Plan up to 4% of the amount transferred to Us from another investment vehicle as reimbursement to the Plan for any exit penalty assessed by the other investment vehicle provider. We will recover this credit through reduced compensation paid to the servicing agent or broker.

--------------------------------------------------------------------------------
                         DISTRIBUTIONS FROM THE CONTRACT
--------------------------------------------------------------------------------

CASH SURRENDER VALUE
The Cash Surrender Value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the Cash Surrender Value in the Underlying Funds for a period of not more than sevendays after We receive the request. The payment of the Cash Surrender Value of the Fixed Account, may be delayed as described in the Fixed Account Rider.

--------------------------------------------------------------------------------
                                CONTRACT CHARGES
--------------------------------------------------------------------------------

AMOUNTS DEDUCTED ON SURRENDER
The applicable amounts deducted on Surrender are shown on the Contract Specifications page. These amounts as well as the mortality and expense risk deduction may be reduced or eliminated to the extent that We anticipate lower sales expenses or perform fewer sales services due to:

     1.   the size of the group participating in the contract;

     2.   an existing relationship to the contract owner;

     3.   use of mass enrollment procedures, or;

     4. performance of sales functions by a third party, which We would otherwise perform.

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                       CONTRACT DISCONTINUANCE PROVISIONS
--------------------------------------------------------------------------------

You may discontinue this contract by Written Request at any time for any reason.

We reserve the right to discontinue this contract if:

     a) the Cash Value of the contract is less than the Termination Amount shown on the Contract Specifications page; or

     b) We determine within Our sole discretion and judgment that the Plan or administration of the Plan is not in conformity with applicable law; or

     c)   We receive notice that is satisfactory to Us of Plan Termination.

If we discontinue this contract or We receive Your Written Request to discontinue the contract, We will, in Our sole discretion and judgment:

     a)   accept no further payments for this contract; and

     b)   pay You the Cash Surrender Value of the Underlying Funds; and

     c) pay You any Fixed Account Cash Surrender Value , as described in the Fixed Account Rider .

If this contract is discontinued, We will distribute the Cash Surrender Value to You at the most current address available on Our records. Discontinuance of this contract will not affect payments we are making under any Annuity options which began before the date of discontinuance.

--------------------------------------------------------------------------------
                              SETTLEMENT PROVISIONS
--------------------------------------------------------------------------------

ELECTION OF SETTLEMENT OPTIONS

Any amount distributed from the contract may be applied to any one of the Annuity options described below.

Election of any of these options must be made by Written Request to Our Office at least 30 days prior to the date such election is to become effective. The form of such Annuity option shall be determined by You. The following information must be provided with any such request:

     a) the Participant's name, address, date of birth, social security number; and

     b) the amount which is to be distributed in the form of an Annuity option; and

     c)   the Annuity option which is to be purchased; and

     d)   the date the Annuity option payments are to begin; and

     e) if the form of the Annuity provides a death benefit in the event of the Participant's death, the name, relationship and address of the Beneficiary as designated by You; and

     f)   any other data that We may require.

The Beneficiary, as specified in item (e) above, may be changed by You as long as We are notified by Written Request while the Annuitant is alive. If the Beneficiary designation is irrevocable, such designation cannot be changed or revoked without the consent of the Beneficiary. After We receive the Written Request and the written consent of the Beneficiary (if required), the new Beneficiary designation will take effect as of the date the notice is signed. We have no further responsibility for any payment We made before the Written Request.

MINIMUM AMOUNTS

The minimum amount that can be placed under an Annuity option is $2,000 unless we consent to a lesser amount. If any periodic payments due are less than $100, we reserve the right to make payments at less frequent intervals.

MISSTATEMENT

If an Annuitant's sex or date of birth was misstated, all benefits of this contract are what the Cash Value would have purchased at the correct sex and age on the date of issue of the Annuity option elected.

RETIRED LIFE CERTIFICATE

We will issue to each person to whom Annuity benefits are being paid under this contract, a certificate setting forth the benefits to which such person is entitled under this contract.

ALLOCATION OF AN ANNUITY

When an Annuity option is elected, You may further elect to have the Cash Value attributable to a Participant applied to provide a Variable Annuity, a Fixed Annuity, or a combination of both.

If no election is made to the contrary, the value held in an Underlying Fund will be applied to provide an Annuity which varies with the investment experience of that same Underlying Fund. You may elect to transfer all or any part of the Cash Value from one Underlying Fund to another, as described in the provision "Transfer Between Underlying Funds," in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments have begun, no further transfers are allowed.

                                VARIABLE ANNUITY

AMOUNT OF FIRST PAYMENT

The LIFE ANNUITY TABLES are used to determine the first monthly Annuity payment. They show the dollar amount of the first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to an Annuity will be the Cash Value attributable to a Participant as of 14 days before the date Annuity payments start. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.

ANNUITY UNIT VALUE

The initial value of an Annuity Unit for each Underlying Fund was set at $1.000000. On any Valuation Date, the Annuity Unit Value for an Underlying Fund equals the Underlying Fund Annuity Unit Value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Underlying Fund for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the Contract Specifications page.

The value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to the Annuitant's account in each Underlying Fund by dividing the basic first monthly Annuity payment attributable to that Underlying Fund by the Underlying Fund's Annuity Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS

The dollar amount of any or all payments made to an Annuitant after the first payment may change from month to month based on the net investment results of the Underlying Fund(s). The total amount of each Annuity payment made to an Annuitant will be equal to the sum of the payments in each Underlying Fund allocated to that Annuitant's account.

The actual amount of the payments made to an Annuitant in each Underlying Fund is found by multiplying the number of Annuity Units credited to the Annuitant's account in that Underlying Fund by the applicable Annuity Unit Value of the Underlying Fund as of the date 14 days prior to the date on which the payment is due.

                                  FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The dollar amount of the first Fixed Annuity payment will be calculated as described above in the "Amount of First Payment" provision. All subsequent payments will be in the same amount and that amount will be assured throughout the payment period.

BETTERMENT OF RATES

The Cash Value applied to purchase an Annuity option will provide payments at least equal to those provided if the same amount was applied to purchase a single premium immediate Annuity offered by Us at that time for the same class of contracts. If it would produce a larger payment, We agree that the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Annuity Commencement Date.

                                 ANNUITY OPTIONS

Subject to conditions stated in ELECTION OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS, all or any part of the Cash Value of this contract may be paid to the Annuitant under one or more of the options below.

OPTION 1. LIFE ANNUITY - NO REFUND

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

OPTION 2. LIFE ANNUITY WITH 120, 180, OR 240 MONTHLY PAYMENTS ASSURED

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based and under the conditions stated below.

If at the death of the Annuitant, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3. LIFE ANNUITY-CASH REFUND

We will make monthly Annuity payments during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant, provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to the dollar value of the excess, if any, of (a) over (b) where, for a Variable Annuity:

     (a) is the total amount applied under the option divided by the Annuity Unit Value on the due date of the first Annuity payment; and

     (b)  is

               (1)  the number of Annuity Units represented by each payment;
                    times

               (2)  the number of payments made;

and for a Fixed Annuity:

     (a) is the Cash Value applied on the Annuity Commencement Date under this option; and

     (b)  is the dollar amount of Annuity payments already paid.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make monthly Annuity payments during the joint lifetime of the Annuitant and a secondary payee, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

OPTION 5. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

We will make monthly Annuity payments to the Annuitant during the joint lifetime of two persons selected. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

                                 ANNUITY OPTIONS

OPTION 6.  PAYMENTS FOR A FIXED PERIOD

We will make monthly payments for the period selected. If at the death of the Annuitant, payments have been made for less than the period selected, We will continue to make payments to the designated Beneficiary during the remainder of that period.

OPTION 7. OTHER ANNUITY OPTIONS

We will make other arrangements for Annuity payments as may be mutually agreed upon by You and Us.

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                       PURCHASED WITH EACH $1,000 APPLIED

                   OPTIONS 1, 2, AND 3 - SINGLE LIFE ANNUITIES

   MALE AND
    FEMALE
   ADJUSTED              NUMBER OF MONTHLY PAYMENTS GUARANTEED           CASH
      AGE             NONE          120          180         240        REFUND

       50             3.95         3.93         3.90         3.86        3.81
       51             4.03         4.00         3.97         3.91        3.87
       52             4.10         4.08         4.04         3.97        3.93
       53             4.19         4.15         4.11         4.04        3.99
       54             4.27         4.24         4.18         4.10        4.06
       55             4.37         4.32         4.26         4.17        4.13
       56             4.47         4.42         4.34         4.23        4.20
       57             4.57         4.51         4.43         4.30        4.27
       58             4.68         4.61         4.51         4.37        4.35
       59             4.80         4.72         4.60         4.44        4.44
       60             4.93         4.83         4.70         4.52        4.52
       61             5.07         4.95         4.80         4.59        4.62
       62             5.21         5.07         4.90         4.66        4.71
       63             5.36         5.20         5.00         4.74        4.81
       64             5.53         5.34         5.11         4.81        4.92
       65             5.70         5.48         5.21         4.88        5.03
       66             5.89         5.62         5.32         4.95        5.15
       67             6.08         5.78         5.43         5.01        5.28
       68             6.29         5.94         5.54         5.08        5.41
       69             6.51         6.10         5.66         5.13        5.54
       70             6.75         6.27         5.76         5.19        5.69
       71             7.00         6.45         5.87         5.24        5.84
       72             7.28         6.63         5.98         5.29        6.00
       73             7.57         6.82         6.08         5.33        6.17
       74             7.89         7.01         6.18         5.36        6.35
       75             8.23         7.20         6.27         5.40        6.54

Dollar amounts of the life Annuity payments are based on the 1994 Group Annuity Mortality Table for males projected with mortality improvement scale AA with ages set back two years and a net investment rate of 3%. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner:

Calendar year in which
first payment is due            1996 - 2000     2001 - 2010     2011 - 2020     2021 - 2030     2031 and later

Adjusted age is actual age         minus 0         minus 1         minus 2         minus 3         minus 4

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                       PURCHASED WITH EACH $1,000 APPLIED

                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY

MALE AND
 FEMALE
ADJUSTED
  AGES          50         55          60         65          70          75

   50          3.53       3.65        3.74       3.81        3.87        3.90
   55          3.65       3.81        3.97       4.09        4.19        4.26
   60          3.74       3.97        4.19       4.40        4.57        4.70
   65          3.81       4.09        4.40       4.71        4.99        5.23
   70          3.87       4.19        4.57       4.99        5.42        5.82
   75          3.90       4.26        4.70       5.23        5.82        6.43
                OPTION 5 - JOINT AND LAST SURVIVOR LIFE ANNUITY -
                    ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

MALE AND
 FEMALE
ADJUSTED
  AGES          50         55          60         65          70          75

   50          3.73       3.79        3.84       3.88        3.91        3.93
   55          3.97       4.07        4.16       4.23        4.28        4.31
   60          4.25       4.40        4.53       4.65        4.74        4.81
   65          4.57       4.77        4.97       5.16        5.32        5.46
   70          4.92       5.17        5.45       5.74        6.01        6.25
   75          5.29       5.61        5.99       6.40        6.82        7.22

Dollar amounts of the life Annuity payments are based on the 1994 Group Annuity Mortality Table for males projected with mortality improvement scale AA with ages set back two years and a net investment rate of 3%. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner:

Calendar year in which
first payment is due            1996 - 2000     2001 - 2010     2011 - 2020     2021 - 2030     2031 and later

Adjusted age is actual age         minus 0         minus 1         minus 2         minus 3         minus 4

                                 ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                       PURCHASED WITH EACH $1,000 APPLIED


                   OPTION 6 - PAYMENTS FOR A DESIGNATED PERIOD


                 MONTHLY                                                MONTHLY
 NUMBER          PAYMENT                               NUMBER           PAYMENT
OF YEARS         AMOUNT                               OF YEARS           AMOUNT

    5             17.91                                  18               5.96
    6             15.14                                  19               5.73
    7             13.16                                  20               5.51
    8             11.68                                  21               5.32
    9             10.53                                  22               5.15
   10             9.61                                   23               4.99
   11             8.86                                   24               4.84
   12             8.24                                   25               4.71
   13             7.71                                   26               4.59
   14             7.26                                   27               4.47
   15             6.87                                   28               4.37
   16             6.53                                   29               4.27
   17             6.23                                   30               4.18


The dollar amounts of the monthly Annuity payments for the Sixth Option are based on a net investment rate of 3 % per annum.

                FLEXIBLE PREMIUM GROUP VARIABLE ANNUITY CONTRACT



                         TAX QUALIFIED NON-PARTICIPATING


                                     RIDERS

                                  ENDORSEMENTS


                            DEATH BENEFIT ENDORSEMENT

This Endorsement is effective on the Contract Date, unless another date is specified.

--------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

A death benefit is payable to You in a single sum upon the death of a Participant before the Annuity Commencement Date. A death benefit is also payable under those Annuity Options which provide for death benefits. We will pay the death benefit as described below upon receiving Due Proof of Death along with a Written Request noting the Cash Value and total Purchase Payments attributable to the Participant under the Contract. In addition, We will require copies of records and any other reasonable proof We find necessary to verify the Cash Value and total Purchase Payments attributable to the Participant under this Contract. We must be notified of a Participant's death no later than six months from the Participant's date of death in order for Us to make payment of death proceeds as described below. If notification is received more than six months after the Participant's death, We will make payment of death proceeds equal to the Cash Value attributable to the Participant under this Contract. At Your Written Request, We will pay the death benefit to the Participant's Beneficiary.

DEATH PROCEEDS PRIOR TO THE ANNUITY COMMENCEMENT DATE

If the Participant dies before age 75 and before the Annuity Commencement Date, We will pay the greater of a) or b) below, less any applicable Premium Tax, prior surrender(s) not previously deducted and any outstanding loan balance (if applicable) as of the date We receive Due Proof of Death:

     a)   the Cash Value attributable to the Participant under this Contract; or

     b) the total net Purchase Payments attributable to the Participant under this Contract.

If the Participant dies on or after age 75 and before the Annuity Commencement Date, We will pay the Cash Value attributable to the Participant under this Contract, less any applicable Premium Tax, prior surrender(s) not previously deducted and any outstanding loan balance (if applicable) as of the date We receive Due Proof of Death.

DEATH PROCEEDS AFTER THE ANNUITY COMMENCEMENT DATE

If the Annuitant dies on or after the Annuity Commencement Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity Option then in effect.





                         THE TRAVELERS INSURANCE COMPANY



                                    PRESIDENT

                               FIXED ACCOUNT RIDER


This rider is made part of the basic contract to which it is attached. The date of issue of the rider is the same as that of the basic contract unless a different date is shown on the Contract Specifications page. Except as provided in this rider, the Fixed Account is treated the same as an Underlying Fund.

When You, or the Participant if You so authorize, direct Us to do so, We will apply all or any part of a Participant's Purchase Payments to the Fixed Account.

--------------------------------------------------------------------------------
                                PURCHASE PAYMENTS
--------------------------------------------------------------------------------

The Purchase Payments are the payments You and/or the Participants allocate to the Fixed Account. No Purchase Payment after the first is required to keep the Fixed Account in effect, as long as the basic contract is in effect.

We will apply the allocation of the first net Purchase Payment paid for the Fixed Account to provide Accumulation Units to the Fixed Account within two business days after it is received in good order at Our Office. We will apply any allocation of the net Purchase Payments after the first net Purchase Payment to the Fixed Account as of the day We receive it at Our Office.

--------------------------------------------------------------------------------
                              VALUATION INFORMATION
--------------------------------------------------------------------------------

For the purpose of this rider, for the Fixed Account only, the VALUATION INFORMATION section of the basic contract is amended by deleting the following provisions:

     1.   "Number of Accumulation Units;"

     2.   "Accumulation Unit Value;" and

     3.   "Net Investment Factor;" and the following provisions are added.

NUMBER OF ACCUMULATION UNITS

We will determine the number of Accumulation Units to be credited to the Fixed Account by dividing the net Purchase Payment applied to the Fixed Account by the applicable Accumulation Unit of the Fixed Account.

ACCUMULATION UNIT VALUE

We will determine the value of an Accumulation Unit for the Fixed Account on any day by multiplying:

     a)   the value on the immediately preceding date; by

     b) the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR

The net interest factor for a day is:

     1. the assured Net Interest Rate which is equivalent to an annual interest rate of 3%, plus

     2. any interest in excess of the assured Net Interest Rate (3%) credited at Our discretion, plus

     3.   1.000000.


--------------------------------------------------------------------------------
                     INTEREST CREDITED TO THE FIXED ACCOUNT
--------------------------------------------------------------------------------

Interest will be compounded and credited to the Fixed Account at a daily rate equivalent to the effective annual interest rate as determined by Us. The rate will never be less than the Net Interest Rate of 3%. Additional amounts may be credited by Us for the guaranteed interest periods shown on the Contract Specifications page.

From time to time, We may offer customers special interest rates.

--------------------------------------------------------------------------------
          TRANSFERS BETWEEN THE UNDERLYING FUNDS AND THE FIXED ACCOUNT
--------------------------------------------------------------------------------

Amounts may generally be transferred from the Underlying Funds to the Fixed Account at any time. Amounts may be transferred from the Fixed Account to the Underlying Funds as described on the Contract Specifications page. No transfers will be allowed between the Fixed Account and any Competing Fund in the Plan. Amounts previously transferred from the Fixed Account to the Underlying Funds may not be transferred back to the Fixed Account or any Competing Fund for a period of at least 3 months from the date of transfer. We reserve the right to limit the number of transfers and percentage of Cash Value, as shown on the Contract Specifications page, to be transferred from the Fixed Account to the Underlying Funds and to contracts not issued by Us. The minimum number of transfers allowed would be one in any six-month period.


--------------------------------------------------------------------------------
       TRANSFERS BETWEEN CONTRACTS NOT ISSUED BY US AND THE FIXED ACCOUNT
--------------------------------------------------------------------------------

At Your Written Request, We will make available the Cash Surrender Value of the Fixed Account for transfer to contracts not issued by Us, subject to the restrictions on the Contract Specifications page.


--------------------------------------------------------------------------------
      TRANSFERS BETWEEN OTHER CONTRACTS ISSUED BY US AND THE FIXED ACCOUNT
--------------------------------------------------------------------------------

Under specific conditions, We may allow You to transfer funds held by You in another group annuity contract issued by Us to the Fixed Account without incurring deferred sales charges or surrender charges to the funds being transferred. Once the transfer is complete and We have established an account for You at Your direction, new deferred sales charges or surrender charges may apply to the Fixed Account as shown on the Contract Specifications page.

We may also allow You, under specific conditions, to transfer funds held by You for a Participant in the Fixed Account to another contract issued by Us without incurring deferred sales charges or surrender charges shown on the Contract Specifications page to the funds being transferred. Once the transfer is complete and We have established a new account for the Participant at Your direction, new deferred sales charges or surrender charges may apply to the new contract in accordance with the provisions of such contract.


--------------------------------------------------------------------------------
                       DISTRIBUTION FROM THE FIXED ACCOUNT
--------------------------------------------------------------------------------

ALLOWABLE DISTRIBUTIONS

You may request allowable distributions shown on the Contract Specifications page from the Fixed Account at any time. Upon receipt of Your Written Request, We will pay You the Cash Value of the Fixed Account as applicable for those allowable distributions.

SURRENDER FROM FIXED ACCOUNT CELLS

For the purpose of processing distributions from the Fixed Account, withdrawals are taken from the most recent "cell" first, and each subsequent cell is accessed for distributions in descending order on a Last-In, First-Out (LIFO) basis.

The Cash Surrender Value will be determined as of the next valuation following receipt of Your Written Request. We may defer payment of the Cash Surrender Value in the Fixed Account for up to six months from the date of the Written Request. If a payment is deferred more than 30 days from the date the request is received, We will pay interest of 3% on the amount deferred.

--------------------------------------------------------------------------------
                                CONTRACT CHARGES
--------------------------------------------------------------------------------

No Semiannual Account Charge is applicable to the Fixed Account.

AMOUNTS DEDUCTED ON SURRENDER

The applicable amounts deducted on Surrender are shown on the Contract Specifications page. These amounts may be reduced or eliminated to the extent that We anticipate lower sales expenses or perform fewer sales services due to:

     1.   the size of the group participating in the contract;

     2.   an existing relationship to the contract owner;

     3.   use of mass enrollment procedures, or;

     4. performance of sales functions by a third party, which We would otherwise perform.


--------------------------------------------------------------------------------
                       CONTRACT DISCONTINUANCE PROVISIONS
--------------------------------------------------------------------------------

If the contract is discontinued, this rider will also be discontinued, and no further Purchase Payments or transfers will be allowed.

On the date We receive Your Written Request to discontinue the contract, or within 31 days after We notify You in writing of Our intent to discontinue the contract, all Cash Values in the Individual Accounts will be transferred to Your Account. Any amounts transferred from the Fixed Account to the Underlying Funds during the previous 30 days from the date of discontinuance will be transferred back to the Fixed Account. If these amounts are not available in the Individual Accounts, the equivalent Cash Values will be transferred from Your Account.

If the contract is discontinued because of Plan Termination and the Plan certifies to Us that the Plan Termination is the result of the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions in accordance with the Plan relating to Plan Termination. Distribution may be in the form of cash payments, Annuity options, or deferred annuities. This provision does not apply to 457 Deferred Compensation plans.

If the Plan is terminated or the contract discontinued for any other reason, then upon discontinuance of this contract, We will determine the Market Adjusted Value of the Fixed Account. The Market Adjusted Value is the current value as of the date of discontinuance and reflects the relationship between the rate of interest credited to funds on deposit under the Fixed Account at the time of discontinuance to the rate of interest credited on new deposits for this class of contracts at the time of discontinuance. The Market Adjusted Value may be greater than or less than the Cash Value of the Fixed Account.

If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You Your choice of:

     a) the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance; or

     b) the Cash Surrender Value of the Fixed Account in installments over a 5 year period. The amount deducted on Surrender, if any, are determined as of the date of discontinuance and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate not less than 3%. The first payment will be made no later than 60 days following Our mailing the written notice to You at the most current address available on Our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not allowed during the 5 year installment period.

If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You Your choice of:

     a) the Cash Surrender Value of the Fixed Account within 60 days of the date of discontinuance; or

     b) the Cash Value of the Fixed Account in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate not less than 3%. The first payment will be made no later than 60 days following Our mailing the written notice to You at the most current address available on Our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not allowed during the 5 year installment period.



                         THE TRAVELERS INSURANCE COMPANY



                                        President

--------------------------------------------------------------------------------
                 PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER
--------------------------------------------------------------------------------

If the Contract/certificate owner (hereinafter referred to as "You" or "Your") of this Contract/certificate (hereinafter referred to as "Contract") requested that it be issued to comply with Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following conditions, restrictions and limitations apply to this Contract. The Contract shall constitute an asset of the qualified pension or profit-sharing plan established under Code Section 401(a) and the regulations thereunder and the Contract shall be subject to the provisions, terms and conditions of such qualified plan. The amounts held under this Contract will be used for the exclusive benefit of the employees and their beneficiaries. The provisions in this rider supersede any contrary provisions in the Contract.

The Plan is subject to the Employee Retirement Income Security Act (ERISA). We are not a party to the Plan, nor are we the Plan Administrator. Any responsibilities related to the appropriateness of any withdrawal, consents (or revocation thereof), or any other fiduciary decision related to the administration of the Plan is that of the employer or the Plan Administrator.

OWNER AND ANNUITANT

If the owner of this Contract is an employer, it represents that the plan meets the requirements of Code Section 401(a). The term employee will mean the individual for whose benefit the employer established an annuity program under Code Section 401(a). This employee will be the Annuitant under this Contract. The Annuitant is the individual on whose life the first Annuity payment is made. A joint owner or a contingent Annuitant cannot be named under this Contract. The Annuitant may not be changed after the Contract Date except as provided hereunder.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This Contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned, or otherwise transferred to any other person or entity other than us.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this Contract shall be subject to the claims or creditors or any legal process.

CONTRIBUTION LIMITS

Contributions may not exceed the limitations in effect under Code Section 402(g) and 415(c).

ROLLOVERS

To the extent the Annuitant is eligible for a distribution under this Contract, and provided the distribution is an eligible rollover distribution, the distribution or a portion of it may be paid directly to an eligible retirement plan. An eligible retirement plan includes an Individual Retirement Annuity or Account described in Code Section 408; a Tax Sheltered Annuity plan or arrangement under Code Section 403(b); a Defined Contribution plan qualified under Code Section 401; and a governmental Deferred Compensation arrangement under Code Section 457, as permitted by law. In the case of an eligible distribution to the surviving spouse however, an eligible retirement plan is an Individual Retirement Annuity or Account. You must specify the eligible retirement plan to which such distribution is to be paid in a form and at such time acceptable to us. Such distribution shall be made as a direct transfer to the eligible retirement plan so specified. Surrender penalties under this Contract may apply to all rollover distributions.

Previously taxed amounts in this Contract are not eligible for rollover. Amounts that are rolled over are generally not taxed until later distributed. An eligible rollover distribution generally includes any taxable distribution or portion thereof from this Contract except:

     (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or the life expectancy) of the Annuitant or the joint lives (or joint and survivor expectances) of the Annuitant and the Annuitant's designated beneficiary, or for a specified period of ten years or more;

     (2) any distribution to the extent such distribution is required under Code Sections 401(a)(9) and 403(b)(10);

     (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

     (4)  any hardship distribution described in Code Section 403(b)(11) or Code
          Section 403(b)(7)(A)(ii) made to the contract owner after 1998, and

     (5)  any other distribution(s) to the extent provided under the Code.


When an Annuitant receives a distribution directly by check that is eligible for rollover, then mandatory income tax withholding will be taken from the distribution. The Annuitant may roll over the balance to an Individual Retirement Annuity or Account within 60 days of receipt of the check, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Contract in one lump sum or in accordance with the Option elected by You. While the Annuitant is alive, You may change your Settlement Option election by Written Request, but only before the Maturity Date. Once annuity payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, We will pay to You the first of a series of monthly annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with the Joint and Last Survivor Life Annuity-Annuity Reduced on Death of Primary Payee Option. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, We will pay to You the first of a series of monthly annuity payments based on the life of the Annuitant, in accordance with the Life Annuity with Period Certain Annuity option, with 120 monthly payments assured.

REQUIRED MINIMUM DISTRIBUTIONS

Distributions During Annuitant's Lifetime

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires, except that in the event that the employee is a 5% owner, the "required beginning date" is April 1 of the calendar year in which the employee attains age 70 1/2.

DISTRIBUTIONS UPON ANNUITANT'S DEATH

If the Annuitant dies on or after the Required Beginning Date (or after distributions have begun under one of the settlement options under this Contract), the remaining portion of the Annuitant's interest (if any) shall be distributed at least as rapidly as the method of distribution in effect as of the Annuitant's death.

If the Annuitant dies before distribution of his or her interest in the Contract has begun and unless otherwise permitted under applicable law, the Annuitant's entire interest will be distributed in accordance with one of the following three provisions:

     a. If the Annuitant's interest is payable to a designated beneficiary, except as provided in (c) below, the designated beneficiary may elect to receive the entire interest over the life expectancy of the designated beneficiary or over a period not extending beyond the life expectancy of the designated beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant died. Such election by the designated beneficiary must be irrevocable and must be made no later than September 30 of the calendar year immediately following the calendar year in which the Annuitant died.

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     b.   If there is no designated beneficiary, or if the beneficiary elects, the Annuitant's entire interest in the Contract will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death.

     c. If the designated beneficiary is the Annuitant's surviving spouse, the surviving spouse may elect to receive the entire interest in equal or substantially equal payments over the life expectancy of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse, commencing at any date on or before the later of:

          (i) December 31 of the calendar year immediately following the calendar year in which the Annuitant died; or

          (ii) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2.. Such election by the surviving spouse must be irrevocable and must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, or the date distributions are required to begin pursuant to the preceding sentence.

If the surviving spouse dies before distributions begin, the limitations described above in this section shall be applied as if the surviving spouse were the Annuitant.

Life expectancies will be calculated in accordance with the applicable requirements of Federal Law, including the Code and any applicable rules and regulations.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this Contract requested that it be issued to comply with
Section 401(a) of the Code, and this Contract has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this Contract in addition to the above.

SPOUSAL CONSENT

DEATH BENEFIT - If the Annuitant dies while the Contract continues and the Annuitant has a spouse at the time of the Annuitant's death, We will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, We will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.

CASH SURRENDER - Before the due date of the first annuity Payment, 1) if You do not have a spouse and without the consent of any Beneficiary; or, 2) if You do have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; We will pay to You all or any portion of the cash surrender value of the Contract upon receipt of your Written Request for it.

ADMINISTRATIVE COMPLIANCE/AMENDMENT

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Annuity qualified under the Code, we will administer the Contract in accordance with these laws, regulations and rulings. Notwithstanding any provision to the contrary in this Contract or the qualified pension or profit-sharing plan of which this Contract is a part, We reserve the right to amend or modify the Contract or any rider or endorsement thereto, to the extent necessary to comply with any law, regulation or other requirement in order to establish or maintain the qualified status of the plan, following all necessary regulatory approvals. Any such amendment or modification may be made retroactively effective if necessary or appropriate to conform to the conditions imposed by such law, regulation or other requirement.


                         THE TRAVELERS INSURANCE COMPANY



                                         President


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